EXHIBIT 99.1

Analyst Contact:	Gregory S. Panagos 713-232-7551	News Release
Media Contact:	Guy A. Cantwell 713-232-7647	FOR RELEASE: August 6, 2008

TRANSOCEAN INC. REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

HOUSTON – Transocean Inc. (NYSE: RIG) today reported net income for the three months ended June 30, 2008 of $1.107 billion, or $3.45 per diluted share, compared to net income of $549 million, or $2.63 per diluted share for the three months ended June 30, 2007. Revenues for the second quarter of 2008 were $3.102 billion compared to $1.434 billion for the second quarter of 2007.

For the six months ended June 30, 2008, net income totaled $2.296 billion, or $7.15 per diluted share, on revenues of $6.212 billion. For the same period last year, net income totaled $1.102 billion, or $5.24 per diluted share, on revenues of $2.762 billion. Net income for the first half of 2008 included after-tax charges of $31 million, or $0.10 per diluted share, resulting primarily from $25 million of discrete tax items, $3 million of merger-related costs and a $3 million loss from the early retirement of debt. For the same period last year, net income included after-tax gains of $33 million, or $0.15 per diluted share, resulting primarily from a $20 million gain on the sale of the tender rig Charley Graves and $13 million of discrete tax items during the first quarter 2007.

On November 27, 2007, Transocean Inc. merged with GlobalSantaFe Corporation and reclassified its ordinary shares into cash and shares (the “Reclassification”). Reported results for the second quarter and first half of 2008 include a full three and six months, respectively, from GlobalSantaFe’s operations. Diluted earnings per share for the second quarter and first half of 2007 exclude GlobalSantaFe’s operations and are based on a weighted average diluted share count of 210 million and 211 million shares, respectively, which includes the effect of restating the historical diluted share count for the Reclassification.

Operations Quarterly Review

Revenues for the three months ended June 30, 2008 were $3.102 billion compared to revenues of $3.110 billion during the three months ended March 31, 2008. The $8 million quarter-to-quarter decrease in total revenues included $53 million of lower contract drilling revenues reflecting an increase in out-of-service time for planned shipyards, which were partially offset by an increase in average dayrates, and $34 million of lower non-cash contract drilling intangible revenues. These net declines were offset by a $79 million increase in other revenues, primarily from non-drilling activities. The average dayrate for the fleet increased four percent from $229,000 in the first quarter to $238,600 in the second quarter, primarily as a result of rigs commencing new contracts at higher dayrates in the second quarter.

Operating and maintenance expenses for the three months ended June 30, 2008 were $1.364 billion compared to $1.157 billion for the prior three-month period. The $207 million increase in operating and maintenance expenses primarily reflects an increase in shipyard and maintenance projects as previously anticipated and scheduled pay increases.

Depreciation, depletion and amortization totaled $337 million in the second quarter of 2008, a decline of 8.2 percent compared to $367 million in the first quarter of 2008. The quarter-to-quarter decrease in depreciation, depletion and amortization is related to recently sold rigs and rigs classified as held for sale.

General and administrative expenses decreased 8.2 percent to $45 million in the second quarter of 2008 compared to $49 million in the prior three-month period. The decrease primarily reflects a reduction in merger-related compensation costs relative to the first quarter of 2008.

Interest Expense and Liquidity

Interest expense, net of amounts capitalized, for the second quarter of 2008 decreased to $111 million compared to $137 million for the first quarter of 2008. The decrease resulted primarily from a quarter-to-quarter reduction in total debt of approximately $1.316 billion. As of June 30, 2008, total debt was $15.279 billion compared to $16.6 billion as of March 31, 2008.

Cash flow from operating activities totaled $1.011 billion for the second quarter of 2008 compared to $1.482 billion for the first quarter of 2008. Lower quarter-to-quarter cash flow during the second quarter of 2008 primarily reflects an increase in working capital and deferred expenses, as well as lower net income.

Effective Tax Rate

The Annual Effective Tax Rate(1) for the second quarter and first half of 2008 was 11.4 percent and 12.5 percent, respectively. The Effective Tax Rate(2) for the first half of 2008 was 13.5 percent, which reflects the impact of various discrete tax items totaling $25 million, primarily related to changes in estimates. The Effective Tax Rate(2) for the second quarter of 2008 was 11.2 percent.

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. Eastern Time on August 6, 2008. To participate, dial 913-312-1439 and refer to confirmation code 2830174 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company’s website at www.deepwater.com and selecting “Investor Relations/News & Events/Webcasts & Presentations.” A file containing four charts to be discussed during the conference call, titled “2Q08 Charts,” has been posted to the company’s website and can also be found by selecting “Investor Relations/News & Events/Webcasts & Presentations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. Eastern Time on August 6, 2008 and can be accessed by dialing 719-457-0820 and referring to the passcode 2830174. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.

Transocean Inc. is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 137 mobile offshore drilling units plus 10 announced ultra-deepwater newbuild units, the company’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company owns or operates a contract drilling fleet of 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 29 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

(1)

Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

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TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Operating revenues
Contract drilling revenues	$2,587	$1,360	$5,227	$2,633
Contract drilling intangible revenues	190	—	414	—
Other revenues	325	74	571	129

	3,102	1,434	6,212	2,762

Costs and expenses
Operating and maintenance	1,364	627	2,521	1,195
Depreciation, depletion and amortization	337	101	704	201
General and administrative	45	29	94	55

	1,746	757	3,319	1,451

Gain (loss) from disposal of assets, net	(6)	(1)	(3)	22

Operating income	1,350	676	2,890	1,333

Other income (expense), net
Interest income	10	5	23	10
Interest expense, net of amounts capitalized	(111)	(33)	(248)	(70)
Other, net	(3)	(5)	(11)	8

	(104)	(33)	(236)	(52)

Income before income taxes and minority interest	1,246	643	2,654	1,281
Income tax expense	140	93	358	178
Minority interest	(1)	1	—	1

Net income	$1,107	$549	$2,296	$1,102

Earnings per share
Basic	$3.48	$2.73	$7.22	$5.45
Diluted	$3.45	$2.63	$7.15	$5.24

Weighted average shares outstanding
Basic	318	202	318	202
Diluted	321	210	321	211

TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$976	$1,241
Accounts receivable, net of allowance for doubtful accounts of $62 and $50 at June 30, 2008 and December 31, 2007, respectively	2,478	2,370
Materials and supplies, net of allowance for obsolescence of $23 and $22 at June 30, 2008 and December 31, 2007, respectively	414	333
Deferred income taxes, net	84	119
Assets held for sale	567	—
Other current assets	212	233

Total current assets	4,731	4,296

Property and equipment	24,661	24,545
Less accumulated depreciation	4,277	3,615

Property and equipment, net	20,384	20,930

Goodwill	8,351	8,219
Other assets	1,011	919

Total assets	$34,477	$34,364

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$861	$805
Accrued income taxes	182	99
Debt due within one year	2,145	6,172
Other current liabilities	732	826

Total current liabilities	3,920	7,902

Long-term debt	13,134	11,085
Deferred income taxes, net	734	681
Other long-term liabilities	1,719	2,125

Total long-term liabilities	15,587	13,891

Commitments and contingencies

Minority interest	5	5

Preference shares, $0.10 par value; 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.01 par value; 800,000,000 shares authorized, 319,044,814 and 317,222,909 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	3	3
Additional paid-in capital	10,907	10,799
Accumulated other comprehensive loss	(47)	(42)
Retained earnings	4,102	1,806

Total shareholders’ equity	14,965	12,566

Total liabilities and shareholders’ equity	$34,477	$34,364

TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$1,107	$549	$2,296	$1,102
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of drilling contract intangibles	(190)	—	(414)	—
Depreciation, depletion and amortization	337	101	704	201
Share-based compensation expense	11	9	33	19
(Gain) loss from disposal of assets, net	6	1	3	(22)
Deferred revenue, net	7	4	25	38
Deferred expenses, net	(145)	(6)	(129)	(13)
Deferred income taxes	(31)	(5)	(56)	(7)
Other, net	(6)	5	(18)	4
Changes in operating assets and liabilities	(85)	(51)	49	(61)

Net cash provided by operating activities	1,011	607	2,493	1,261

Cash flows from investing activities
Capital expenditures	(420)	(290)	(1,189)	(755)
Proceeds from disposal of assets, net	93	2	347	41
Joint ventures and other investments, net	—	—	(3)	(3)

Net cash used in investing activities	(327)	(288)	(845)	(717)

Cash flows from financing activities
Borrowings (repayments) under commercial paper program, net	(171)	—	1,145	—
Repayments under revolving credit facilities, net	(180)	(190)	(1,500)	—
Proceeds from debt	75	—	2,051	—
Repayments of debt	(1,040)	(230)	(3,673)	(230)
Payments made upon exercise of warrants, net	—	—	(4)	—
Proceeds from issuance of ordinary shares under share-based compensation plans, net	34	40	61	55
Repurchase of ordinary shares	—	—	—	(400)
Tax benefit from issuance of ordinary shares under share-based compensation plans	8	4	11	9
Other, net	(1)	—	(4)	—

Net cash used in financing activities	(1,275)	(376)	(1,913)	(566)

Net decrease in cash and cash equivalents	(591)	(57)	(265)	(22)
Cash and cash equivalents at beginning of period	1,567	502	1,241	467

Cash and cash equivalents at end of period	$976	$445	$976	$445

Transocean Inc.

Fleet Operating Statistics

	Operating Revenues ($ Millions) (1)
	Three months ended			Six months ended June 30,
	June 30, 2008	March 31, 2008	June 30, 2007	2008	2007
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$558	$608	$336	$1,166	$676
Deepwater Floaters	377	325	256	702	498
Harsh Environment Floaters	168	150	126	318	236
Total High-Specification Floaters	1,103	1,083	718	2,186	1,410
Midwater Floaters	650	675	396	1,325	768
High-Specification Jackups	147	157	12	304	24
Standard Jackups	674	711	218	1,385	401
Other Rigs	13	14	16	27	30
Subtotal	2,587	2,640	1,360	5,227	2,633
Contract Intangible Revenue	190	224	0	414	0
Other Revenues
Client Reimbursable Revenues	51	47	29	98	59
Integrated Services and Other	48	(52)	45	(4)	70
Drilling Management Services	208	227	0	435	0
Oil and Gas Properties	18	24	0	42	0
Subtotal	325	246	74	571	129
Total Company	$3,102	$3,110	$1,434	$6,212	$2,762

	Average Dayrates (1)
	Three months ended			Six months ended June 30,
	June 30, 2008	March 31, 2008	June 30, 2007	2008	2007
High-Specification Floaters:
Ultra Deepwater Floaters	$390,400	$380,800	$288,900	$385,300	$295,100
Deepwater Floaters	$317,400	$284,100	$212,600	$301,100	$215,800
Harsh Environment Floaters	$379,400	$344,000	$288,500	$361,900	$267,300
Total High-Specification Floaters	$360,500	$340,900	$256,100	$350,500	$257,200
Midwater Floaters	$299,300	$292,300	$234,400	$295,700	$233,300
High-Specification Jackups	$178,000	$173,800	$130,400	$175,800	$131,900
Standard Jackups	$149,400	$146,200	$117,300	$147,700	$110,400
Other Rigs	$48,400	$49,700	$57,200	$49,000	$53,700
Total Drilling Fleet	$238,600	$229,000	$202,400	$233,700	$200,200

	Utilization (1)
	Three months ended			Six months ended June 30,
	June 30, 2008	March 31, 2008	June 30, 2007	2008	2007
High-Specification Floaters:
Ultra Deepwater Floaters	87%	98%	98%	92%	97%
Deepwater Floaters	81%	79%	83%	80%	80%
Harsh Environment Floaters	98%	96%	96%	97%	98%
Total High-Specification Floaters	86%	90%	91%	88%	89%
Midwater Floaters	82%	88%	98%	85%	96%
High-Specification Jackups	91%	99%	100%	95%	100%
Standard Jackups	89%	93%	85%	91%	84%
Other Rigs	100%	100%	100%	100%	100%
Total Drilling Fleet	87%	91%	91%	89%	90%

(1)

Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Operating Income Before General and Administrative Expense

to Field Operating Income

(in millions)

	Three months ended			Six months ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Operating revenue	$3,102	$3,110	$1,434	$6,212	$2,762
Operating and maintenance expense	1,364	1,157	627	2,521	1,195
Depreciation, depletion and amortization	337	367	101	704	201
(Gain) loss from disposal of assets, net	6	(3)	1	3	(22)

Operating income before general and administrative expense	1,395	1,589	705	2,984	1,388
Add back (subtract):
Depreciation, depletion and amortization	337	367	101	704	201
(Gain) loss from disposal of assets, net	6	(3)	1	3	(22)

Field operating income	$1,738	$1,953	$807	$3,691	$1,567

Transocean Inc. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In millions)

	Three months ended			Six months ended		Years ended Dec. 31,
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007	2007	2006

Income (Loss) before income taxes and minority interest	$1,246	$1,408	$643	$2,654	$1,281	$3,384	$1,607
Add back (subtract):
(Gain) loss on disposal of assets, net	—	—	1	—	(22)	(264)	(410)
Income from TODCO tax sharing agreement	—	—	—	—	—	(277)	(51)
Loss on retirement of debt	1	2	—	3	—	8	—
GSF Merger related costs	3	1	—	4	—	82	—

Adjusted income before income taxes	1,250	1,411	644	2,661	1,259	2,933	1,146

Income tax expense	140	218	93	358	178	253	222
Add back (subtract):
(Gain) loss on disposal of assets, net	—	—	—	—	(3)	(3)	(24)
GSF Merger related costs	—	—	—		—	15	—
Changes in estimates (1)	2	(27)	11	(25)	13	101	14

Adjusted income tax expense (2)	$142	$191	$104	$333	$188	$366	$212

Effective Tax Rate (3)	11.2%	15.5%	14.4%	13.5%	13.9%	7.5%	13.8%

Annual Effective Tax Rate (4)	11.4%	13.5%	16.1%	12.5%	14.9%	12.5%	18.5%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes valuation allowances on deferred taxes and other tax liabilities.
(2)	The three months ended June 30, 2008 include $ (30) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.
(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.